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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated June 16, 1993, except for Note 2, as to which the date is October 29, 1993, is this Annual Report (Form 10-K) of MHI Group, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44183) pertaining to the Amended and Restated 1989 Stock Option Plan of MHI Group, Inc. of our report dated June 16, 1993, except for
Note 2, as to which the date is October 29, 1993, with respect to the consolidated financial statements incorporated herein by reference and with respect to the financial statement schedules included in this Annual Report (Form 10-K) of MHI Group, Inc.


                                                /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP

Jacksonville, Florida
July 13, 1995




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